EXHIBIT 99.1

WRITTEN STATEMENT BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
                                 FIND/SVP, INC.

The undersigned, David Walke and Peter M. Stone certify that the quarterly report on Form 10-Q of FIND/SVP, Inc. (the "Company") for the period ended June 30, 2002 filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:  AUGUST 9, 2002                                /s/ DAVID WALKE
                                                     -----------------------
                                                     David Walke
                                                     Chief Executive Officer

DATE:  AUGUST 9, 2002                                /s/ PETER M. STONE
                                                     -----------------------
                                                     Peter M. Stone
                                                     Chief Financial Officer